UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2025

Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

20 N. Martingale Rd,	Suite 430,
Schaumburg,	Illinois			60173
(Address of principal executive offices)				(Zip Code)
		(630)	884-9181
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Credit Facility Amendment
On April 4, 2025, Ascent Industries Co. ("Ascent") entered into a Limited Consent, Fourth Amendment to Credit Agreement and Omnibus Amendment to Loan Documents with BMO Bank N.A. and the other lenders under Ascent’s credit facility (the “Credit Facility Amendment”). The Credit Facility Amendment contains a consent for the previously announced Bristol Metals, LLC ("BRISMET") divestiture, released the lien on the assets of BRISMET and removed BRISMET as a loan party. The Credit Facility Amendment also reduced the maximum revolving loan commitment under the credit facility from $60 million to $30 million with an interest rate margin of between 1.85% and 2.35%, depending on average availability under the credit facility and Ascent’s consolidated fixed charge coverage ratio.

Master Lease Amendment
On April 4, 2025, Ascent and Store Master Funding XII, LLC, entered into a Fifth Amended and Restated Master Lease Agreement (the "Fifth Master Lease") to remove the BRISMET facility and reduce the Company's rent pursuant to the Fourth Amended and Restated Master Lease Agreement between the parties dated August 28, 2024.

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously reported on March 12, 2025, Ascent and its wholly-owned subsidiaries Synalloy Metals, Inc. ("Synalloy Metals") and BRISMET, entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which they sold substantially all of the assets related to BRISMET to Bristol Pipe and Tube, Inc., a Delaware corporation and wholly-owned subsidiary of Ta Chen International, Inc. (the “Purchaser”). The Purchase Agreement contains customary representations, warranties and limited indemnification by Ascent, Synalloy Metals and BRISMET. Ascent and Purchaser also entered into a Transition Services Agreement (the “TSA”) dated March 12, 2025, pursuant to which Ascent has agreed to provide certain transition services to Purchaser immediately after the closing for certain agreed upon transition periods. On April 4, 2025, the Company and Purchaser completed the transaction contemplated by the Purchase Agreement. The consideration for the transaction was approximately $45 million of cash proceeds subject to certain closing adjustments.

On April 7, 2025, Ascent issued a press release relating to the completion of the transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report of Form 8-K and incorporated by reference herein.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (a) the other items of this Current Report on Form 8-K and (b) the Purchase Agreement and the TSA, which are incorporated by reference herewith as Exhibits 2.1, 10.1, respectively, to the Current Report filed on Form 8-K on March 13, 2025. A copy of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the Purchase Agreement contains representations, warranties and covenants that were made as of specific dates and only for the benefit of the parties to the Purchase Agreement and are qualified by information included in confidential disclosure schedules. Moreover, certain representations, warranties and covenants in the Purchase Agreement were made for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the representations, warranties and covenants in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the parties to the agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 of this report is hereby incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 4, 2025, the Board of Directors (the "Board") approved and adopted the Amended and Restated Bylaws (as amended and restated, the “Bylaws”) to amend the provisions relating to the issuance of certificates of stock and to provide for the dematerialization of the Company's securities.

The foregoing description of the changes effected through the adoption of the Bylaws does not purport to be complete and is qualified by reference to the full text of the Bylaws, which is attached to this Form 8-K as Exhibit 3.1, and which is incorporated herein by reference.

Forward Looking Statements

This report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as “estimate,” “project,” “intend,” “expect,” “believe,” “should,” “anticipate,” “hope,” “optimistic,” “plan,” “outlook,” “should,” “could,” “may” and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this report.

Item 9.01    Financial Statements and Exhibits.

(b) Pro Forma Financial Information
The unaudited pro forma consolidated statements of income (loss) of Ascent and the unaudited pro forma consolidated balance sheet of Ascent for the years ended December 31, 2024, after giving pro forma effect to sale and transfer of substantially all of the assets primarily related to BRISMET to Purchaser, and notes to the unaudited pro forma financial statements is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. This information should be read in conjunction with the historical financial statements and notes of Ascent included in the Annual Report on Form 10-K for the period ended December 31, 2024.
(d) Exhibits

Exhibit Number	Description
2.1*
Asset Purchase Agreement by and among Bristol Pipe and Tube, Inc., Bristol Metals, LLC., Synalloy Metals, Inc. as the sole shareholder of Bristol Metals, LLC. and Ascent Industries Co. dated as of March 12, 2025

3.1	Amended and Restated Bylaws of Ascent Industries Co., effective April 4, 2025
10.1*	Transition Services Agreement between Bristol Pipe and Tube, Inc. and Ascent Industries Co. dated as of March 12. 2025
10.2*	Limited Consent, Fourth Amendment to Credit Agreement and Omnibus Amendment to Loan Documents with BMO Bank N.A. and the other lenders party thereto as of April 4, 2025
10.3	Fifth Amended and Restated Master Lease Agreement dated April 4, 2025 between Registrant and Store Master Funding XII, LLC
99.1	Press Release dated April 7, 2025
99.2
Unaudited pro forma consolidated balance sheet of Ascent as of December 31, 2024, unaudited pro forma consolidated statement of income (loss) for the years ended December 31, 2024 and 2023 and notes to the unaudited pro forma financial statements

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential. Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant undertakes to furnish the omitted information and schedules upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

ASCENT INDUSTRIES CO.

Dated: April 8, 2025	By: /s/ Ryan Kavalauskas
Ryan Kavalauskas
Chief Financial Officer